Certain information has been excluded from this agreement (indicated by “[***]”) because Novelis Inc. has determined such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 4.6

FORM OF

REGISTRATION RIGHTS AGREEMENT

among

AV MINERALS (NETHERLANDS) N.V.

and

NOVELIS INC.

Dated as of      , 2024

- i -

SECTION 11. RULE 144.	18

SECTION 12. TRANSFERS OF RIGHTS AND COLLECTIVE ACTION.	18

(a) Transfers of Rights	18
(b) Collective Action	19

SECTION 13. MISCELLANEOUS.	19

(a) Notices	19
(b) No Waivers	20
(c) Successors and Assigns	20
(d) Governing Law	20
(e) Jurisdiction	20
(f) Waiver of Jury Trial	21
(g) Counterparts; Effectiveness	21
(h) Entire Agreement	21
(i) Captions	21
(j) Severability	21
(k) Amendments	21

- ii -

FORM OF REGISTRATION RIGHTS AGREEMENT

Registration Rights Agreement, dated      , 2024 (this “Agreement”), between AV Minerals (Netherlands) N.V., a company incorporated under the laws of the Netherlands (“AV Minerals”) and Novelis Inc., a company incorporated under the Canada Business Corporations Act (the “Company”).

In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

SECTION 1. CERTAIN DEFINITIONS. In this Agreement, the following terms shall have the meanings assigned below:

“Affiliate” means, with respect to any Person, any other Person that controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble and includes all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing. All references to this Agreement shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“AV Minerals” has the meaning set forth in the Preamble.

“Common Shares” means any of the common shares, no par value per share, of the Company, issued and outstanding as of the date of this Agreement.

“Company” has the meaning set forth in the Preamble.

“Demand Registration” has the meaning set forth in Section 2(a).

“Demand Registration Statement” has the meaning set forth in Section 2(a).

“End of Suspension Notice” has the meaning set forth in Section 5(b).

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Registration” means a registration of (i) securities pursuant to one or more Demand Registrations pursuant to Section 2(a) hereof, (ii) securities registered under the Securities Act on form S-8, and (iii) securities registered to effect the acquisition of, or combination with, another Person.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc. (or any successor thereto).

“Governmental Authority” means any national, federal, state, municipal, local, territorial, domestic, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“IPO” means the underwritten initial public offering of the Company’s Common Shares.

“Minimum Amount” means $50,000,000 unless, at any time, the total number of all remaining shares of Registrable Common Shares would, if fully sold, yield gross proceeds to the Shareholder of less than such amount, in which case the “Minimum Amount” shall mean the gross proceeds to be realized upon the sale of all such remaining Registrable Common Shares.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporate organization, association, corporation, institution, public benefit corporation, Governmental Authority or any other entity.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Common Shares” means, at any time, (i) all Common Shares held of record by AV Minerals as of the date hereof, (ii) any securities of the Company issued or issuable after the date hereof with respect to the Common Shares referred to in clause (i) by way of share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, and (iii) securities issued by the issuer thereof in exchange for or in replacement of any securities referred to in clauses (i) and (ii), but excluding any and all such Common Shares and other securities referred to in clauses (i), (ii), and (iii) that (1) have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act, (2) have been sold to someone other than a Shareholder in a transaction where a subsequent public distribution of such securities would not require registration under the Securities Act, (3) may be sold without restriction pursuant to Rule 144 under the Securities Act in a single transaction, or (4) are not outstanding (or any combination of clauses (1), (2), (3), and (4)).

“Registration Expenses” has the meaning set forth in Section 8(a).

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Common Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such registration statement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Shareholder” means initially AV Minerals and thereafter any other transferee of the Registrable Common Shares that becomes a Shareholder pursuant to Section 12, but in each case only if and for as long as any such transferee is both (i) an Affiliate of AV Minerals and (ii) the holder of record of Registrable Common Shares. If at any time there is more than one Shareholder, the term “Shareholder” shall mean all Shareholders, collectively, unless the context otherwise requires. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Common Shares as the holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

“Shareholder’s Counsel” has the meaning set forth in Section 7(a)(i).

“Shelf Notice” has the meaning set forth in Section 4(a).

“Shelf Registration” means a registration of the Registrable Common Shares under a Registration Statement pursuant to Rule 415 of the Securities Act.

“Shelf Registration Statement” has the meaning set forth in Section 4(a).

“Suspension Event” has the meaning set forth in Section 5(a).

“Suspension Notice” has the meaning set forth in Section 5(a).

“Suspension Period” has the meaning set forth in Section 5.

“Termination Date” means the first date on which there are no Registrable Common Shares or there is no Shareholder.

“underwritten offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public, and “underwritten Shelf Takedown” means an underwritten offering effected pursuant to a Shelf Registration.

“WKSI” shall mean a “well-known seasoned issuer” as defined under Rule 405.

In addition to the above definitions, unless the context requires otherwise:

(i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;

(ii) “include”, “includes” and “including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;

(iii) references to “Section” or the “Preamble” are references to Sections or the introductory paragraph of this Agreement, respectively;

(iv) references to any Governmental Authority include any successor to such Governmental Authority;

(v) references to any agreement or other document are to such agreement or document as amended, modified, supplemented or replaced from time to time;

(vi) words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole; and

(vii) references to “business day” mean a business day in The City of New York.

SECTION 2. DEMAND REGISTRATIONS.

(a) Right to Request Registration. Subject to the provisions hereof and once such Registrable Common Shares are no longer subject to the underwriter lock-up entered into by AV Minerals in connection with the IPO (which may be due to the expiration or waiver of such lock-up with respect to such Registrable Common Shares) and continuing until the Termination Date, the Shareholder may at any time request registration for resale under the Securities Act of all or part of the Registrable Common Shares separate from an Shelf Registration (a “Demand Registration”); provided, however, that (based on the then-current market prices) the Registrable Common Shares included in the Demand Registration would, if fully sold, yield gross proceeds to the Shareholder of at least the Minimum Amount. Subject to Section 2(c) and Section 5 below, the Company shall use reasonable best efforts to (i) file a Registration Statement registering for resale such Registrable Common Shares as requested to be so registered pursuant to this Section 2(a) (a “Demand Registration Statement”) within forty-five (45) days after the Shareholder’s request therefor and (ii) cause such Demand Registration Statement to be declared effective by the SEC as soon as practical thereafter. If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing.

(b) Number of Demand Registrations. There shall be no limit on the number of Demand Registrations; provided, however, that under no circumstances shall the Company be obligated to effect pursuant to Section 2(a) more than two (2) Demand Registrations during any 12-month period.

(c) Priority on Demand Registrations. The Company may include Common Shares other than Registrable Common Shares in a Demand Registration for any accounts on the terms provided below and in Section 2(f) and, if such Demand Registration is an underwritten offering, only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested Demand Registration advise the Company and the Shareholder requesting such Demand Registration that in their opinion the Common Shares proposed to be included in the Demand Registration exceeds the Common Shares that can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Common Shares proposed to be sold in such underwritten offering), the Company shall include in such Demand Registration (i) first, the Registrable Common Shares that the Shareholder proposes to sell, and (ii) second, the Common Shares proposed to be included therein by any other Persons (including Common Shares to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine. If the Common Shares that can be sold is less than the Common Shares proposed to be registered pursuant to clause (i) above by the Shareholder, the amount of Common Shares to be sold shall be allocated to the Shareholder.

(d) Restrictions on Demand Registrations. The Company shall not be obligated to take any action that would violate any lockup or similar restriction relating to any Demand Registration or underwritten Shelf Takedown then in effect. The Company, however, shall not be obligated to proceed with a Demand Registration if the offering to be effected pursuant to such registration can be effected pursuant to a Shelf Registration and the Company, in accordance with Section 4, effects or has effected an Shelf Registration pursuant to which such offering can be effected.

(e) Selection of Underwriters. If any of the Registrable Common Shares covered by a Demand Registration is to be sold in an underwritten offering, the Shareholder shall have the right to select the managing underwriter or underwriters to administer the offering, but only with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed).

(f) Other Registration Rights. The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (i) that would allow such holder or prospective holder to include such securities in any Demand Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Common Shares of the Shareholder included therein or (ii) on terms otherwise more favorable to such holder or prospective holder of any securities of the Company than the terms applicable to the Shareholder set forth in this Agreement.

(g) Effective Period of Demand Registrations. Upon the date of effectiveness of any Demand Registration for an underwritten offering and if such offering is priced promptly on or after such date, the Company shall use commercially reasonable efforts to keep such Demand Registration Statement effective for a period equal to sixty (60) days from such date or such shorter period which shall terminate when all of the Registrable Common Shares covered by such Demand Registration has been sold by the Shareholder pursuant to such Demand Registration. If the Company shall withdraw any Demand Registration pursuant to Section 5 before such sixty (60) days end and before all of the Registrable Common Shares covered by such Demand Registration has been sold pursuant thereto, the Shareholder shall be entitled to a replacement Demand Registration which shall be subject to all of the provisions of this Agreement. A Demand Registration shall not count against the limit on the number of such registrations set forth in Section 2(b) if (i) after the applicable Registration Statement has become effective, such Registration Statement or the related offer, sale or distribution of Registrable Common Shares thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other governmental agency or court for any reason not attributable to the Shareholder or its Affiliates (other than the Company and its controlled Affiliates) and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable

Common Shares or (ii) in the case of an underwritten offering, the conditions specified in the related underwriting agreement, if any, are not satisfied or waived due to a breach by the Company of its covenants, representations or warranties therein, and as a result of any such circumstances described in clause (i) or (ii), less than all of the Registrable Common Shares covered by the Registration Statement is sold by the Shareholder pursuant to such Registration Statement.

SECTION 3. PIGGYBACK REGISTRATIONS.

(a) Right to Piggyback. Whenever the Company proposes to register any Common Shares under the Securities Act for sale to the public (other than pursuant to an Excluded Registration) for its own account or the account of one or more holders of Common Shares (not including the Shareholder) (a “Piggyback Registration”), the Company shall give written notice to the Shareholder of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such Registration Statement and in any offering of Common Shares to be made pursuant to that Registration Statement all Registrable Common Shares with respect to which the Company has received a written request for inclusion therein from the Shareholder within ten (10) days after the Shareholder’s receipt of the Company’s notice. The Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof. If the Company or any other Person other than the Shareholder proposes to sell Common Shares in an underwritten offering pursuant to a Registration Statement under the Securities Act, such offering shall be treated as a primary or secondary underwritten offering, as applicable, pursuant to a Piggyback Registration.

(b) Priority on Piggyback Registrations. If the managing underwriters advise the Company and the Shareholder (if the Shareholder has elected to include Registrable Common Shares in such Piggyback Registration) that in their opinion the Common Shares proposed to be included in such offering exceeds the Common Shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Common Shares proposed to be sold in such offering) then the securities to be included in such offering shall be reduced in the following order of priority: first, there shall be excluded from the offering any securities to be sold for the account of any selling securityholder other than the Shareholder; and second, there shall be excluded from the offering any securities to be sold for the account of the Shareholder that have been requested to be included therein, pro rata based on the number of Registrable Common Shares requested to be included in such offering by each such Shareholder, in each case to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by the managing underwriters.

(c) [Reserved]

(d) Selection of Underwriters. The Company shall have the right to select the managing underwriter or underwriters to administer any underwritten offering pursuant to a Piggyback Registration.

(e) Other Registration Rights. The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (i) that would allow such holder or prospective holder to include such securities in any Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Common Shares of the Shareholder included therein or (ii) on terms otherwise more favorable to such holder or prospective holder of any securities of the Company than the terms applicable to the Shareholder set forth in this Agreement.

SECTION 4. SHELF REGISTRATIONS.

(a) Right to Request Registration. At any time that the Company is eligible to register the Registrable Common Shares pursuant to a Shelf Registration, upon the written request of the Shareholder, the Company shall use reasonable best efforts to file with the SEC following the receipt of such written request (a “Shelf Notice”), one or more registration statements with respect to the Registrable Common Shares under the Securities Act for the offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement”). If such Shelf Registration Statement is not automatically declared effective by the SEC or does not automatically become effective, the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as practicable after the filing thereof. The Shelf Registration Statement and any form of Prospectus included therein (or Prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Shareholder may from time to time notify the Company of. Following the receipt by the Company of any Shelf Notice, all of the Registrable Common Shares of the Shareholder shall be included in the Shelf Registration Statement without any further action unless a smaller number is requested or a dollar amount is registered. If not all of the Shareholder’s Registrable Common Shares are included, the Shareholder may submit subsequent Shelf Notices. The Company shall use commercially reasonable efforts to keep any Shelf Registration Statement continuously effective for the period beginning on the date on which such Shelf Registration Statement is declared effective and ending on the date that all of the Registrable Common Shares registered under the Shelf Registration Statement cease to be Registrable Common Shares or, promptly following the date the Shareholder requests its Registrable Common Shares be deregistered.

(b) Right to Effect a Shelf Takedown. The Shareholder shall be entitled, at any time and from time to time when Shelf Registration Statement is effective and until the Termination Date, to sell such Registrable Common Shares as is then registered pursuant to such Registration Statement (each, a “Shelf Takedown”), but only upon not less than three (3) business days’ prior written notice to the Company (whether or not such takedown is underwritten). The Shareholder shall be entitled to request that a Shelf Takedown shall be an underwritten offering, provided, however, that (based on the then-current market prices) the Registrable Common Shares included in such underwritten Shelf Takedown would yield gross proceeds to the Shareholder of at least the Minimum Amount; and provided, further, that the Shareholder shall not be entitled to request any underwritten Shelf Takedown within sixty (60) days after the pricing date of any other underwritten offering effected pursuant to a Demand Registration, a Piggyback Registration or a Shelf Registration, or when the Company is diligently pursuing an underwritten offering pursuant to (or treated as being pursuant to) a Piggyback Registration. The Shareholder shall also give the Company prompt written notice of the consummation of each Shelf Takedown (whether or not underwritten).

(c) Priority on Underwritten Shelf Takedowns. The Company may include Common Shares other than Registrable Common Shares in an underwritten Shelf Takedown for any accounts on the terms provided below, but only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested underwritten Shelf Takedown advise the Company and the Shareholder that in their opinion the Common Shares proposed to be included in the underwritten Shelf Takedown exceeds the Common Shares that can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Common Shares proposed to be sold in such offering), the Company shall include in such underwritten Shelf Takedown (i) first, the Common Shares that the Shareholder proposes to sell, and (ii) second, the Common Shares proposed to be included therein by any other Persons (including Common Shares to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine. If the Common Shares that can be sold is less than the Registrable Common Shares proposed to be included in the underwritten Shelf Takedown pursuant to clause (i) above, the amount of Common Shares to be so sold shall be allocated to the Shareholder. The provisions of this paragraph (c) apply only to a Shelf Takedown that the Shareholder has requested be an underwritten offering.

(d) Selection of Underwriters. If any of the Registrable Common Shares is to be sold in an underwritten Shelf Takedown initiated by the Shareholder, the Shareholder shall have the right to select the underwriter or underwriters, but only with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed).

(e) Other Registration Rights. The Company agrees that it shall not enter into any agreement with any holder or prospective holder of Common Shares of the Company (i) that would allow such holder or prospective holder to include such securities in any Shelf Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Common Shares of the Shareholder included therein or (ii) on terms otherwise more favorable to such holder or prospective holder of any securities of the Company than the terms applicable to the Shareholder set forth in this Agreement.

SECTION 5. SUSPENSION PERIODS.

(a) Suspension Periods(a) . Notwithstanding anything in this Section 5 to the contrary, subject to the provisions of this Section 5, the Company shall be permitted, in limited circumstances, to delay the filing of a Registration Statement pursuant to this Agreement and to suspend the use, from time to time, of the Prospectus contained in any Registration Statement filed pursuant to this Agreement, by providing written notice (a “Suspension Notice”) to the Shareholder, for such times as the Company reasonably may determine is necessary and advisable (but in no event on more than two occasions for more than an aggregate of one-hundred twenty (120) days (or ninety (90) days if the Shareholder does not have any Affiliate serving on the Company’s Board of Directors) in any rolling twelve (12) month period or more than sixty (60) consecutive days (except in each case as a result of a refusal by the SEC to declare any post-effective amendment to any applicable Registration Statement after the Company has used its reasonable best efforts to cause such post-effective amendment to be declared effective in which case, the Company must terminate the blackout period immediately following the effective date of the post-effective amendment)), if any of the following events (each, a “Suspension Event”) shall occur:

(i) a majority of the Company’s board of directors determines in good faith that (A) the offer or sale of any Registrable Common Shares would materially impede, delay or interfere with any material proposed financing, offer or sale of securities, acquisition, corporate reorganization or other material transaction involving the Company, (B) based on the advice of counsel, the sale of Registrable Common Shares pursuant to such Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) (1) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, or (2) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or

(ii) a majority of the Company’s board of directors determines in good faith, upon the advice of counsel, that it is required by law, rule or regulation to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to ensure that the Prospectus included in the Registration Statement (A) contains the information required under Section 10(a)(3) of the Securities Act; (B) discloses any facts or events arising after the effective date of the Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (C) discloses any material information with respect to the plan of distribution that was not disclosed in the Registration Statement or any material change to such information

Upon the occurrence of any such suspension, the Company shall use its reasonable best efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post effective basis or to take such action as is necessary to make resumed use of the Registration Statement as soon as possible.

(b) Suspension Notice. Any Suspension Notice delivered by the Company shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. The Shareholder agrees not to effect any sales of Registrable Common Shares pursuant to the applicable Prospectus and Registration Statement (or any related filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. If so directed by the Company, the Shareholder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Shareholder’s possession, of the Prospectus covering the Registrable Common Shares at the time of receipt of the Suspension Notice. The Shareholder may recommence effecting sales of Registrable Common Shares pursuant to the applicable Prospectus and Registration Statement (or any related filings) following written notice to such effect delivered by the Company (an “End of Suspension Notice”). The Company shall deliver an End of Suspension Notice to the Shareholder promptly, but no later than one business day, following the conclusion of any Suspension Event and its effect.

SECTION 6. LOCK-UP AGREEMENTS.

In connection with any underwritten offering pursuant to Section 2, Section 3, or Section 4, the Shareholder agrees, if requested, to become bound by and to execute and deliver a lock-up agreement with the underwriter(s) of such underwritten offering restricting the Shareholder’s right to (a) transfer, directly or indirectly, any Registrable Common Shares or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Registrable Common Shares; provided, however, that the Shareholder shall not be required to enter into a lock-up agreement covering a period of greater than 90 days after the date of the final Prospectus relating to such offering; provided, further, that in no event shall such lock-up period be greater than the period agreed to by the Company, its directors or officers. Notwithstanding the foregoing, such lock-up agreement shall not apply to (i) transfers in accordance with the terms of Section 12 of this Agreement, in each case, only if such transferees agree to be bound by the restrictions herein; or (ii) other customary exceptions that the underwriter(s) of such underwritten offering may agree to.

SECTION 7. REGISTRATION PROCEDURES

(a) Whenever the Shareholder requests that any Registrable Common Shares be registered pursuant to this Agreement, the Company shall use reasonable best efforts to effect, as soon as practical as provided herein, the registration and the sale of such Registrable Common Shares in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practical as provided herein:

(i) subject to the other provisions of this Agreement, use reasonable best efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Common Shares and cause such Registration Statement to become effective (unless it is automatically effective upon filing); and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Shareholder and the underwriters or other distributors, if any, identified by the Shareholder copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by the Shareholder, one set of the exhibits incorporated by reference, and the Shareholder and Torys LLP or such successor as designated by the Shareholder (“Shareholder’s Counsel”) shall have a reasonable opportunity to review and comment on the Registration Statement and each such Prospectus (and each amendment or supplement thereto) before it is filed with the SEC, and the Shareholder shall have the opportunity to object to any information pertaining to the Shareholder that is contained therein and the Company will make the corrections reasonably requested by the Shareholder with respect to such information prior to filing any Registration Statement or Prospectus or any amendment or supplement thereto;

(ii) use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of the Common Shares covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all the Common Shares covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Common Shares for sale in any jurisdiction in the United States;

(iv) furnish to the Shareholder and each managing underwriter, if any, without charge, conformed copies of each Registration Statement and amendment thereto and copies of each supplement thereto promptly after they are filed with the SEC (but only one set of exhibits thereto need be provided); and deliver, without charge, such number of copies of the preliminary and final Prospectus and any supplement thereto as the Shareholder may reasonably request in order to facilitate the disposition of the Registrable Common Shares of the Shareholder covered by such Registration Statement in conformity with the requirements of the Securities Act;

(v) use reasonable best efforts to register or qualify such Registrable Common Shares under such other securities or blue sky laws of such U.S. jurisdictions as the Shareholder reasonably requests and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (v), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);

(vi) notify the Shareholder and each distributor of such Registrable Common Shares identified by the Shareholder, at any time when a Prospectus relating thereto is required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein not misleading, and, at the request of the Shareholder, the Company shall use reasonable best efforts to prepare, as soon as practical, and in any event within two business days, a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vii) in the case of an underwritten offering in which the Shareholder participates pursuant to a Demand Registration, Piggyback Registration or a Shelf Registration, enter into an underwriting agreement containing provisions customary and reasonable for an offering of such kind, including provisions for (i) indemnification, (ii) lockups, (iii) an opinion of the Company’s outside counsel, dated the date of closing and addressed to the underwriters in a form reasonably acceptable to the managing underwriters for such offering, and (iv) one or more comfort letters, dated the date of the execution and the closing and addressed to the underwriters, signed by the Company’s independent public accountants in the then-current customary form and covering such matters of the type customarily covered from time to time by comfort letters, and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Common Shares (including, making members of senior management of the Company available to participate in “road-show” and other customary marketing activities);

(viii) in the case of an underwritten offering in which the Shareholder participates pursuant to a Demand Registration, Piggyback Registration or a Shelf Registration, and to the extent not prohibited by applicable law or pre-existing applicable contractual restrictions, (A) make reasonably available, for inspection by the Shareholder, Shareholder’s Counsel, the managing underwriters of such offering and one counsel (and one accountant) for such managing underwriter, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by the Shareholder or such managing underwriters or attorney in connection with such offering and (C) make the Company’s independent accountants available for any such managing underwriters’ due diligence; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;

(ix) use reasonable best efforts to cause all such Registrable Common Shares to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

(x) provide a transfer agent and registrar for all such Registrable Common Shares not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Common Shares pursuant to a Registration Statement, provide the transfer agent with printed certificates (not bearing any restrictive legends) for the Registrable Common Shares to be sold, and enable such Registrable Common Shares to be in such denominations and registered in such names as the managing underwriters, if any, or such holders may request, subject to the provisions of Section 11;

(xi) make generally available to its shareholders a consolidated earnings statement (which need not be audited) for a period of twelve (12) months beginning after the effective date of the Registration Statement as soon as reasonably practicable, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act and Rule 158 thereunder; and

(xii) promptly notify the Shareholder and the managing underwriters of any underwritten offering:

(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2) in writing of (i) the receipt of any comments from the SEC or (ii) any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding the Shareholder;

(3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Shares for sale under the applicable securities or blue sky laws of any jurisdiction; and

(xiii) keep Shareholder’s Counsel reasonably apprised as to the intention and progress of the Company with respect to any Registration Statement hereunder, including by providing Shareholder’s Counsel with copies of all written correspondence with the SEC in connection with any Registration Statement or Prospectus filed hereunder;

(xiv) if requested by the managing underwriter(s) or any holder of Registrable Common Shares covered by the Registration Statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or such holder reasonably requests to be included therein, including, with respect to the number of Registrable Common Shares being sold by such holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Common Shares to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(xv) if the Company files an automatically-effective Shelf Registration Statement covering any Registrable Common Shares, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Shelf Registration Statement is required to remain effective;

(xvi) if the Company does not pay the filing fee covering the Registrable Common Shares at the time a Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Common Shares are to be sold; and

(xvii) cooperate with each seller of Registrable Common Shares and each underwriter or agent participating in the disposition of such Registrable Common Shares and their respective counsel in connection with any filings required to be made with FINRA.

For the avoidance of doubt, the provisions of clauses (vii), (viii) and (xi) of this Section 7(a) shall apply only in respect of an underwritten offering and only if (based on market prices at the time the offering is requested by the Shareholder) the Registrable Common Shares to be sold in the offering would yield gross proceeds to the Shareholder of at least the Minimum Amount. Notwithstanding any provision of this Agreement, the Company shall not be obligated to prepare for inclusion in any Registration Statement any audited financial statements for any period other than a fiscal year of the Company beginning on or after March 31, 2019, or any unaudited financial statements for any period other than a first, second or third fiscal quarter of any such fiscal year.

(b) No Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of AV Minerals or the Shareholder or any underwriter or other distributor specifically for use therein.

(c) At all times after the Company has filed a Registration Statement with the SEC pursuant to the requirements of the Securities Act and until the Termination Date, the Company shall use reasonable best efforts to continuously maintain in effect the Registration Statement of Common Shares under Section 12 of the Exchange Act and to use reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable the Shareholder to be eligible to sell Registrable Common Shares pursuant to Rule 144 under the Securities Act prior to the Termination Date.

(d) The Company may require the Shareholder and each distributor of Registrable Common Shares as to which any registration is being effected to furnish to the Company any other information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request.

(e) The Shareholder agrees by having its shares treated as Registrable Common Shares hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 7(a)(vi), the Shareholder will immediately discontinue (and direct any other Persons making offers and sales of Registrable Common Shares to immediately discontinue) offers and sales of Registrable Common Shares until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 7(a)(vi), and, if so directed by the Company, the Shareholder will deliver to the Company all copies, other than permanent file copies then in the Shareholder’s possession, of the Prospectus covering such Registrable Common Shares current at the time of receipt of such notice.

(f) The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus. Neither the Shareholder nor any other seller of Registrable Common Shares may use a free-writing prospectus to offer or sell any such shares without the Company’s prior written consent.

(g) It is understood and agreed that any failure of the Company to file a Registration Statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Section 2, 4 or 7 or otherwise in this Agreement, due to reasons that are not reasonably within its control, or due to any refusal of the SEC to permit a Registration Statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and diligent efforts to resolve those comments, shall not be a breach of this Agreement. However, neither shall any such failure relieve the Company of its obligations hereunder to use reasonable best efforts to remedy such failure.

(h) It is further understood and agreed that the Company shall not have any obligations under this Section 7 at any time on or after the Termination Date, unless an underwritten offering in which the Shareholder participates has been priced but not completed prior to the Termination Date, in which event the Company’s obligations under this Section 7 shall continue with respect to such offering until such offering is completed or for 15 business days, whichever is shorter.

SECTION 8. REGISTRATION EXPENSES.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, FINRA fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company, and fees and disbursements of Shareholder’s Counsel (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Common Shares or fees and expenses of counsel representing any underwriters or other distributors), shall be borne by the Company.

(b) The obligation of the Company to bear the expenses described in Section 8(a) shall apply irrespective of whether a registration, once properly demanded or requested, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of the Shareholder (unless withdrawn following commencement of a Suspension Period pursuant to Section 5) shall be borne by the Shareholder.

SECTION 9. INDEMNIFICATION.

(a) The Company shall indemnify, to the fullest extent permitted by law, the Shareholder and each Person who controls the Shareholder (within the meaning of the Securities Act), and their respective partners, advisory board members, directors, officers, trustees, members and shareholders, against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus) or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by AV Minerals or the Shareholder expressly for use therein. In connection with an underwritten offering in which the Shareholder participates conducted pursuant to a registration effected hereunder, the Company shall indemnify each participating underwriter and each Person who controls such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Shareholder, provided, however, that this sentence shall apply only if (based on the current market prices immediately prior thereto) the Registrable Common Shares to be sold in the offering would yield gross proceeds to the Shareholder of at least the Minimum Amount (or if the Company otherwise approves the offering for purposes of this Section 9).

(b) In connection with any Registration Statement in which the Shareholder is participating, AV Minerals and the Shareholder shall furnish to the Company in writing such information and certificates as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by AV Minerals or the Shareholder expressly for use therein.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Failure so to notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person otherwise than under this Section 9. If such defense is assumed, the indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for all Persons indemnified by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case such maximum number of counsel for all indemnified Persons shall be two rather than one. Failure to give prompt written notice shall not release the indemnifying Person from its obligations hereunder. The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnifying Person hereunder unless such judgment or settlement includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, a release, satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification. The indemnifying Person shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified Person unless the indemnifying Person has also consented to such judgment or settlement.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities and the Termination Date but only with respect to offers and sales of Registrable Common Shares made before the Termination Date, and offers and sales of Registrable Common Shares made pursuant to a Shelf Takedown that has been priced by not completed prior to the Termination Date.

(e) If the indemnification provided for in or pursuant to this Section 9 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the Shareholder or AV Minerals be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 9(a) or 9(b) hereof had been available under the circumstances.

SECTION 10. PARTICIPATION IN UNDERWRITTEN OFFERINGS.

No Person (including the Shareholder) may participate in any underwritten offering pursuant to a registration effected hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Shareholder, in the case of any underwritten offering pursuant to a Demand Registration or any underwritten Shelf Takedown, or by the Company, in any other case and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such underwriting arrangements.

SECTION 11. RULE 144.

Following the consummation of the IPO, the Company shall use its reasonable best efforts to be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and thereafter shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. If the Company is not required to file such reports during such period, it will, upon the request of AV Minerals or the Shareholder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144, and it will take such further action as AV Minerals or the Shareholder may reasonably request, all to the extent required from time to time to enable AV Minerals or the Shareholder to sell Registrable Common Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any rule or regulation hereafter adopted by the SEC. From and after the date hereof through the date neither AV Minerals or a Shareholder owns any Registrable Common Shares, the Company shall forthwith upon request furnish to such Person (i) a written statement by the Company as to whether it has complied with such requirements and, if not, the specifics thereof, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the SEC as such Person may reasonably request in availing itself of an exemption for the sale of Registrable Common Shares without registration under the Securities Act.

SECTION 12. TRANSFERS OF RIGHTS AND COLLECTIVE ACTION.

(a) Transfers of Rights. The rights under this Agreement, including the right to cause the Company to register Registrable Common Shares pursuant to Article 2, Article 3 and Article 4, may be assigned in whole or in part by AV Minerals to an Affiliate of AV Minerals. Any Affiliate of AV Minerals to whom rights under this Agreement are transferred will (i) as a condition to such transfer, deliver to the Company a written instrument by which such Affiliate agrees to be bound by the obligations imposed under this Agreement to the same extent as if such Affiliate were AV Minerals and (ii) be deemed to be a Shareholder hereunder. Notwithstanding the foregoing, any Shareholder that (i) ceases to be the registered owner of Registrable Common Shares or (ii) ceases to be an Affiliate of AV Minerals, shall automatically cease to be a Shareholder and, in the case of clause (ii), any shares of Registrable Common Shares held by such Person shall automatically cease to be Registrable Common Shares for all purposes hereunder. With respect to any Person that ceases to be a Shareholder (either entirely or only with respect to transferred securities), the rights and obligations of such Person arising under Section 9 or otherwise hereunder with respect to periods and matters existing before such cessation shall survive such cessation.

(b) Collective Action. At any time when there is more than one Shareholder, they shall act collectively as if they were one Shareholder holding all of their shares of Registrable Common Shares, and any act, determination or request permitted or required to be done or made hereunder by any of them shall be done or made solely by AV Minerals on their behalf in a coordinated manner as if they were one Shareholder. AV Minerals shall cause each Shareholder (and former Shareholder) to perform its obligations under, and otherwise comply with, the provisions of this Agreement.

SECTION 13. MISCELLANEOUS.

(a) Notices. Except as otherwise provided herein, all notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered, mailed (postage prepaid) by registered or certified mail or sent by e-mail or facsimile transmission (with telephone confirmation promptly thereafter),

If to the Company:

Novelis Inc.

Two Alliance Center

3560 Lenox Road, Suite 2000

Atlanta, GA 30326

Attention: [***]

E-mail:  [***]

with a copy to (which shall not constitute notice):

King & Spalding LLP

1180 Peachtree Street

Atlanta, Georgia 30309

Attention: [***]

Email: [***]

If to the Shareholder:

AV Minerals (Netherlands) N.V.

Claude Debussylaan 24

1082 MD Amsterdam, Netherlands

Attention: [***]

E-mail:  [ ***]

with a copy to (which shall not constitute notice):

Torys LLP

79 Wellington St. W., 30th Floor,

Box 270, TD South Tower

Toronto, Ontario M5K 1N2 Canada

Attention: [***]

Email: [***]

or at such other address as any such party hereto may specify by written notice to the others, and, except as otherwise provided herein, each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally or by mail or, in the case of e-mail or facsimile delivery, upon receipt of e-mail or facsimile confirmation of delivery and telephonic confirmation.

(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, it being understood that there are no intended third party beneficiaries hereof.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

(e) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought in any federal or state court located in the Borough of Manhattan in The City of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding arising out of or relating to this Agreement, and any Demand Registration Statement, Shelf Registration Statement, or Registration Statement, and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Each of the Company and the Shareholder irrevocably appoints CSC Corporation as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process upon the Company or the Shareholder, as the case may be, in any such suit or proceeding. Each of the Company and the Shareholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of ten years from the date of this Agreement. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13(a) shall be deemed effective service of process on such party.

(f) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by e-mail or facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(h) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(i) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and AV Minerals.

[Signature Page Follows]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

NOVELIS INC.

By:
Name:
Title:

AV MINERALS (NETHERLANDS) N.V.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]